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                                                                    EXHIBIT 99.1

                                 [HALOZYME LOGO]

HALOZYME CONTACT                               INVESTOR RELATIONS CONTACTS
David A. Ramsay                                Ina McGuinness/Bruce Voss
Chief Financial Officer                        Lippert/Heilshorn & Associates
(858) 794-8889                                 (310) 691-7100
dramsay@halozyme.com                           imcguinness@lhai.com

                                               MEDIA CONTACTS
                                               Kathy Sweeney/Joleen Schultz
                                               Mentus
                                               (858) 455-5500, x230/x215
                                               kwitz@mentus.com
                                               jschultz@mentus.com


          HALOZYME THERAPEUTICS ANNOUNCES SUBMISSION OF INVESTIGATIONAL
                      NEW DRUG APPLICATION FOR CHEMOPHASE

SAN DIEGO, JUNE 30, 2005 - Halozyme Therapeutics, Inc. (AMEX: HTI), a biopharmaceutical company focused on the development and commercialization of recombinant human enzymes, today announced it has submitted its Investigational New Drug (IND) application for Chemophase(TM) to the U.S. Food and Drug Administration (FDA). Chemophase is a formulation of recombinant human hyaluronidase being developed as a chemoadjuvant for the treatment of cancer. This IND was submitted to enable the initiation of the first clinical trial with Chemophase, administered intravesically with the chemotherapeutic agent mitomycin to patients with bladder cancer.

"We are thrilled to file our first IND for Chemophase," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "This novel therapeutic biologic is being developed to enhance the delivery of chemotherapy. Based on the promising pre-clinical data gathered to date, and the previous clinical work done with bovine hyaluronidase in bladder cancer, adjunctive delivery of Chemophase may increase the penetration of the drug throughout the tumor. We are excited about this clinical program and look forward to evaluating Chemophase for potential treatment of superficial bladder cancer."

Patient enrollment may not begin until the FDA IND review period has passed and the clinical protocol has received Institutional Review Board approval. If accepted, the Phase 1 study will enroll up to ten patients with superficial bladder cancer. The objectives of the Chemophase clinical trial are to determine the safety, tolerability and pharmacokinetics of Chemophase administered intravesically with mitomycin.
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ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's portfolio of products under development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme's recombinant human enzymes may replace current animal slaughterhouse-derived enzymes that carry potential risks of animal pathogen transmission and immunogenicity. The versatility of the first enzyme, rHuPH20, enables Halozyme to develop the product as a medical device, drug enhancement agent, and therapeutic biologic.

SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the timing and nature of the Chemophase clinical trial) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

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